UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 5, 2002

PROXYMED, INC.

(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2555 Davie Road, Suite 110, Ft. Lauderdale, Florida	33317-7424

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 473-1001

Item 5. Other Events.

     As previously disclosed on a Form 8-K filed with the Securities and Exchange Commission on March 29, 2002, ProxyMed, Inc. (the “Company”) agreed to sell 1,569,366 shares of unregistered common stock at $15.93 per share in a private placement to General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., Gapstar, LLC, GAPCO GmbH & Co. KG. (the “General Atlantic Purchasers”), four companies affiliated with General Atlantic Partners, LLC (“GAP”), a private equity investment fund. In addition, the Company also agreed to issue warrants for the purchase of 549,279 shares of common stock exercisable at $15.93 per share.

     On April 5, 2002, the Company closed on the transactions with the General Atlantic Purchasers and received proceeds of $25 million. Additionally, in connection with the transaction, Braden R. Kelly, a general partner of GAP, was appointed as a director to fill a vacancy on the Company’s board.

Item 7. Financial Statements, Proforma Financial Information and Exhibits.

     (c)  The following exhibits are included herein:

Exhibit 10.1	-	Stock and Warrant Purchase Agreement dated March 26, 2002 between ProxyMed, Inc. and General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., Gapstar, LLC, GAPCO GmbH & Co. KG. (the “General Atlantic Purchasers”). (Incorporated by reference from the Form 8-K filed with the Securities and Exchange Commission on March 29, 2002.)

Exhibit 10.2	-	Form of Common Stock Purchase Warrants issued to the General Atlantic Purchasers.

Exhibit 10.3		Form of Registration Rights Agreement between ProxyMed, Inc. and the General Atlantic Purchasers. (Incorporated by reference from the Form 8-K filed with the Securities and Exchange Commission on March 29, 2002.)

Exhibit 99.1	-	Press Release dated April 5, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.

Date April 8, 2002	/s/ Judson E. Schmid

Judson E. Schmid, Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.2	Form of Common Stock Purchase Warrants issued to the General Atlantic Purchasers.

99.1	Press Release dated April 5, 2002.

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